UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2007 (February 26, 2007)

TODCO
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31983	76-0544217
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 W. Sam Houston Parkway Suite 800 Houston, Texas	77042-3615
(Address of Principal Executive Offices)	(Zip Code)

(713) 278-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

          A. Long-Term Incentive Plan.  TODCO (the “Company”) has previously adopted a long-term incentive plan for certain of our employees and non-employee directors in order to provide additional incentives through the grant of awards (the “Plan”).  On February 26, 2007 our Executive Compensation Committee of the board of directors awarded options to purchase common stock and deferred stock performance units to our officers pursuant to the Plan. The grants to our Chief Executive Officer, Executive Vice President–Finance and Administration, Senior Vice President–Operations, Vice President and Chief Financial Officer and Vice President Operations, (collectively, the “Named Executive Officers”) are shown in the following table:

Name	Option to Purchase Common Stock	Deferred Performance Units

Jan Rask	49,500	39,600
T. Scott O’Keefe	19,750	15,800
David J. Crowley	19,750	15,800
Dale W. Wilhelm	11,250	9,000
Michael L. Kelley	11,250	9,000

          The options to purchase common stock have an exercise price equal to the closing price of the stock on the date of grant, have a term of ten years from the date of grant and vest in three equal annual installments commencing on the date one year after the date of grant provided that the officer is employed by us from the award date until the vesting date.  Recipients cannot sell, transfer, assign or pledge options to purchase common stock until they have vested.  The deferred performance unit awards represent the maximum number of shares of common stock that may be earned by the recipient based on the Company’s rank among a defined peer group in total shareholder return over a three-year performance cycle commencing January 1, 2007.  Shares are earned and vest on a determination date shortly after the end of the performance cycle following collection of the data required to establish total shareholder return.  Recipients have no voting, dividend or other rights with respect to common stock which may be earned under the award until they are vested.

          The above summary of the award letters is qualified in its entirety by reference to the forms of Non-Qualified Stock Option Award Letter and Deferred Performance Unit Award Letter for awards under the Plan are filed as Exhibits 10.1, and 10.2, respectively.

          B. Adoption of 2007 Performance Bonus Plan.  On February 26, 2007 our Executive Compensation Committee adopted our Company’s 2007 Performance Bonus Plan through which executive officers may receive cash bonuses.  Under the 2007 Performance Bonus Plan, our executive officers can earn a cash bonus ranging from zero to 200% of a target bonus level set as a percentage of the employee’s salary.  The actual bonus awarded under the Performance Bonus Plan generally depends on the level of achievement attained by the executive officer toward multiple, predetermined performance goals.

          In 2007, the key performance measurement criteria and corresponding weights utilized under the Performance Bonus Plan for the Named Executive Officers, will be as follows:

	Criteria Weighting

Performance Criteria	Messrs. Rask, O’Keefe, Crowley and Wilhelm	Mr. Kelley

Adjusted EBITDA	50%	50%
Controllable Operating Expense		10%
Total Recordable Incident Rate		10%
Rig Reactivation Payout	20%
Individual Goals	30%	30%

          The maximum Performance Bonus Award attainable with respect to each performance criteria is: (i) 200% multiplied by (ii) the percentage weight given above to the specific performance criteria multiplied by (iii) the dollar amount of the individual’s target bonus.  See Section E below for information regarding each Named Executive Officer’s target bonus.  Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) is derived from our Company’s financial statements, and is used as a measure of our cash flow from operating assets as compared to the annual budget.  The measure will consist of revenue less operating expense and general and administrative expense.  This measure will not include non-recurring gains on asset sales, interest income or expense or other miscellaneous income.  Controllable Operating Expense is a measure of the costs associated with operating our assets measured against our annual budget subject to adjustment for changes in wages and other selected costs.  Total Recordable Incident Rate is measured by comparing the number of recordable safety incidents experienced by our Company to a maximum target number of recordable safety incidents per 200,000 man-hours worked.  Rig Reactivation Payout is measured by comparing the estimated investment payout (calculated by comparing the projected reactivation costs and projected future operating cash flow) to pre-established payout thresholds.  Individual goals are job-specific goals agreed to by the employee and his or her immediate supervisor.  The applicable performance criteria and their respective weighting is varied to align the performance criteria with the nature of the individual’s job responsibilities.  Our Executive Compensation Committee set the individual goals applicable to our CEO and approved those applicable to all other executive officers.

          C.  Awards Under the 2006 Performance Bonus Plan.  Under our 2006 Performance Bonus Plan, individual performance was based on achievement of previously disclosed performance measures.  On February 26, 2007, our Executive Compensation Committee made the following awards to the Named Executive Officers under the 2006 Performance Bonus Plan.

Name	2006 Performance Bonus Plan Award

Jan Rask	$273,657
T. Scott O’Keefe	$101,078
David J. Crowley	$79,745
Dale W. Wilhelm	$61,059
Michael L. Kelley	$93,281

          D.  Other Bonus.  Each Named Executive Officer, as discussed above under Section C, received a cash bonus under the 2006 Performance Bonus Plan based on the achievement of pre-established performance measures.  For 2006, the performance measure EBITDA included certain non-recurring and unusual items like costs associated with rig reactivations, and the anticipated sale of the company’s Venezuelan operations and other assets.  The inclusion of these non-recurring and unusual items in the EBITDA performance measure resulted in the payment of bonuses under the 2006 Performance Bonus Plan to the Named Executive Officers below the target range.  Our Executive Compensation Committee felt the actual payout under the 2006 Performance Bonus Plan was not indicative of the Company’s overall performance given that the Company was at the top quartile of its compensation peer group in revenue and net income growth for the 2006 fiscal year.  In order to address this anomaly, and in light of the Company’s overall performance, our Executive Compensation Committee awarded an additional cash bonus to the Named Executive Officers that, combined with the 2006 Performance Bonus Plan payment, would equal 100% of each individual’s target bonus.  Furthermore, our Executive Compensation Committee determined that payment of this additional cash bonus was consistent with the Company’s philosophy of setting compensation at the median of its compensation peer group.  On February 26, 2007, our Executive Compensation Committee made the following awards of additional cash bonuses to the Named Executive Officers.

Name	2006 Cash Bonus

Jan Rask	$231,385
T. Scott O’Keefe	$85,464
David J. Crowley	$74,421
Dale W. Wilhelm	$51,628
Michael L. Kelley	$42,136

          E.  Executive Compensation, Amendment of Employment Agreements.  On February 26, 2007, our Executive Compensation Committee increased the base salaries and bonus targets of each of our executive officers effective March 1, 2007.  In the cases of Messrs. Rask, Crowley and O’Keefe, this increase constituted an amendment of their existing employment agreements.  The new salaries for the Named Executive Officers are set forth below:

Name	Salary	Bonus Target

Jan Rask	$633,000	85%
T. Scott O’Keefe	$360,000	55%
David J. Crowley	$347,000	50%
Dale W. Wilhelm	$315,000	50%
Michael L. Kelley	$300,000	50%

          F.  Severance Policy.  On February 26, 2007, the company’s Board of Directors, upon recommendation of our Executive Compensation Committee, approved a Severance Policy (the “Policy”) for domestic shore based salaried employees and certain executive officers of the company, including the Company’s Chief Financial Officer and Vice President-Operations.  This Policy amends the policy established in 2004.  The Policy provides for severance payments and benefits to “Eligible Employees” whose employment is terminated by the Company without “Cause” or if a “Qualifying Termination” of an Eligible Employee’s employment is terminated within eighteen (18) months following a “Change in Control,” as such terms are defined in the Policy.  The severance payments and benefits under the Policy are as follows:

•

an amount between 1.0 to 1.5 times the employees annual base salary plus the amount of such employee’s target bonus under the Company’s Performance Bonus Plan for the year in which termination occurs; and

•	continuation of medical insurance, dental insurance, disability insurance and life insurance benefits for up to eighteen (18) months after the date of termination.

          Under the Policy, the Company will not pay any severance payment or benefit of any kind to any employee of the Company that is entitled to severance payments in the event of a change of control under a written employment agreement.  Furthermore, as a condition to participation and receipt of benefits under the Policy, Eligible Employees must enter into a general release in favor of the Company.  The foregoing description of the Severance Policy is qualified in its entirety by reference to the text of the Severance Policy, which is filed as Exhibit 10.3.

          G.  Indemnification Agreement.  On February 26, 2007, Robert L. Zorich, a director of the Company entered into the Company’s standard form of Indemnification Agreement.  This agreement does not increase the extent or scope of indemnification provided to directors and executive officers under the Company’s Third Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws.  This agreement provides for indemnification of a director for losses, liabilities, claims and damages, and subject to certain requirements of being successful, or the merits or otherwise, in a proceeding, expenses incurred by the director arising out of any event or occurrence related to the fact he is or was a director of the Company.  These agreements also establish procedures and other agreements pertaining to such obligations of the Company and include other provisions that the Company believes are customary.  The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the text of the form of Indemnification Agreement, which is filed as Exhibit 10.4.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit 10.1	Form of Employee Non-Qualified Stock Option Award Letter under the TODCO 2005 Long-Term Incentive Plan

Exhibit 10.2	Form of Employee Deferred Performance Unit Award Letter

Exhibit 10.3	Severance Policy

Exhibit 10.4	Form of Indemnification Agreement

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2007	TODCO

	By:	/s/ Michael P. Donaldson

Michael P. Donaldson
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Form of Employee Non-Qualified Stock Option Award Letter under the TODCO 2005 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.19 to TODCO’s Annual Report on Form 10-K for the year ended December 31, 2006).

10.2

Form of Employee Deferred Performance Unit Award Letter under the TODCO 2005 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.21 to TODCO’s Annual Report on Form 10-K for the year ended December 31, 2006).

10.3	Severance Policy (incorporated by reference to Exhibit 10.12 to TODCO’s Annual Report on Form 10-K for the year ended December 31, 2006).

10.4	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.10 to Amendment No. 3 to the registration statement on Form S-1, file no. 333-101921, filed September 1, 2003).